Exhibit 99.2

Vionic Group LLC
Consolidated Financial Statements

December 31, 2017

Frank, Rimerman + Co. LLP

Frank, Rimerman + Co. LLP

Board of Members
Vionic Group LLC
San Rafael, California

INDEPENDENT AUDITORS' REPORT

Report on the Financial Statements

We have audited the accompanying consolidated balance sheet of Vionic Group LLC (the Company) as of December 31, 2017 and the related consolidated statement of income, comprehensive income, owners' deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vionic Group LLC as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California
July 20, 2018

Vionic Group LLC
Consolidated Balance Sheet
December 31, 2017

ASSETS

Current Assets
Cash and cash equivalents	$5,178,559
Accounts receivable, net of allowances	23,618,892
Inventory, net	29,122,313
Prepaid expenses and other current assets	1,133,586
Total current assets	59,053,350
Restricted Cash	100,000
Property and Equipment, net	6,949,055
Other Assets, net	808,281
Notes Receivable from Employees	698,716
Note Receivable from Member	2,000,000
Total assets	$69,609,402

LIABILITIES AND OWNERS' DEFICIT
Current Liabilities
Line of credit	$24,131,979
Accounts payable	19,927,179
Accrued expenses and other current liabilities	4,129,197
Subordinated junior note payable to related party	4,499,445
Capital lease obligation	400,726
Total current liabilities	53,088,526
Subordinated Senior Note Payable to Member	20,650,000
Capital Lease Obligation, net of current portion	536,561
Commitments (Notes 7, 8, 9, and 10)
Owners' Deficit	(4,665,685)
Total liabilities and owners' deficit	$69,609,402

See Notes to Consolidated Financial Statements

Vionic Group LLC
Consolidated Statement of Income,
Comprehensive Income and Owners' Deficit
Year Ended December 31, 2017

CONSOLIDATED STATEMENT OF INCOME

Revenue, net	$157,166,973
Cost of Revenue	87,954,773
Gross profit	69,212,200
Operating Expenses
Selling and marketing	27,454,294
General and administrative	16,760,441
Research and development	6,404,635
Distribution	2,135,539
52,754,909
Income from Operations	16,457,291
Interest Expense	(1,608,033)
Other Income, net	83,267
Net Income	$14,932,525

CONSOLIDATED STATEMENT OF
COMPREHENSIVE INCOME

Net Income	$14,932,525
Other Comprehensive Income Net increase in fair value of cash flow hedge derivatives	248,292
Comprehensive Income	$15,180,817

CONSOLIDATED STATEMENT OF OWNERS'
DEFICIT

Owners' Deficit, at beginning of year	$(8,330,249)
Net income	15,180,817
Contributions by member of forfeited imputed interest	273,595
Payment of preferred member return	(9,975)
Members' distributions	(11,779,873)
Owners' Deficit, at end of year	$(4,665,685)

See Notes to Consolidated Financial Statements

Vionic Group LLC
Consolidated Statement of Cash Flows
Year Ended December 31, 2017

Cash Flows from Operating Activities
Net Income	$14,932,525
Adjustments to reconcile net income to net cash provided by
operating activities:
Change in allowances for doubtful accounts and customer returns	(138,000)
Depreciation and amortization	635,259
Accrued interest on notes receivable from employee	(13,738)
Amortization of deferred borrowing costs	207,772
Imputed interest on subordinated junior note payable to related party	273,595
Change in inventory reserve	(79,000)
Changes in operating assets and liabilities:
Accounts receivable	(6,961,979)
Inventory	3,804,487
Prepaid expenses and other current assets	(384,663)
Accounts payable	(778,931)
Accrued expenses and other current liabilities	32,657
Net cash provided by operating activities	11,529,984
Cash Flows from Investing Activities
Purchases of property and equipment	(5,192,241)
Issuance of note receivable to stockholder	(2,000,000)
Issuance of note receivable to employee	(685,621)
Repayment of note receivable to employee	685,621
Movement in deposit	(306,526)
Movement in restricted cash	(100,000)
Net cash used in investing activities	(7,598,767)
Cash Flows from Financing Activities
Movement in line of credit, net	12,180,497
Distributions to members	(11,779,873)
Repayment of term loan	(916,667)
Repayment of capital lease obligation	(145,037)
Payment of preferred member dividends	(9,975)
Net cash used in financing activities	(671,055)
Net Increase in Cash and Cash Equivalents	3,260,162
Cash and Cash Equivalents, beginning of year	1,918,397
Cash and Cash Equivalents, end of year	$5,178,559

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,094,000
Supplemental Schedule of Non-Cash Investing and Financing Activities
Amounts owed for inventory in-transit	$11,281,677
Property and equipment purchased under capital lease obligation	$501,352
Net increase in fair value of cash flow hedge derivatives	$248,292

See Notes to Consolidated Financial Statements

Vionic Group LLC
Notes to Consolidated Financial Statements

1.	Nature of Business

Vasyli LLC was incorporated on December 14, 2006 as a limited liability company (LLC) in the State of Delaware and operates from its headquarters in San Rafael, California. In September 2012, Vasyli International LLC (VINT) was formed in the State of Delaware. In September 2012, VCG Holdings Ltd. (VCG), an exempted company, was incorporated in the Cayman Islands. In June 2013, the name of Vasyli LLC and Vasyli International LLC were legally changed to Vionic Group LLC and Vionic International LLC, respectively, (collectively, the Company and VINT) (the US Group). In June 2014, Vionic Europe Limited (Vionic EU) was formed in the United Kingdom. Vionic EU is a wholly owned subsidiary of VINT. In November 2017, Vionic (Donguuan) Footwear Co., Ltd. (Vionic China) was formed in China.

The Company designs and distributes footwear with podiatrist designed technology. The Company is driven to provide life-changing footwear solutions using biomechanical orthotic technology assisting in restoring the foot’s natural alignment, enabling the feet, ankles and legs to dynamically function as nature intended. The primary business activity of VINT is to sell its footwear products through retailers and wholesalers to customers located outside of the United States. The primary business activity of VCG is to develop proprietary technology (IP) through various fee arrangements and grant the US Group rights to the associated IP, primarily through royalty-bearing licenses. All of the business activities of VCG to develop, maintain and license its IP rights are conducted outside the United States of America. VCG does not maintain a place of business in the U.S. and is not engaged in a trade or business within the U.S.

2.	Significant Accounting Policies

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company, VINT and its wholly owned subsidiary Vionic EU, VCG and Vionic China (collectively, Vionic Group LLC).

The Company applies the provisions set forth in sub-topic section 810-10-15 of the Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation, relating to variable interest entities (VIE). Topic 810 requires formal assessment at each reporting period of each entity in which the Company has a variable interest to determine if it has the primary beneficiary of the entity’s operations. A qualitative approach is required for identifying the primary beneficiary of a VIE based on the power to direct activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or right to receive benefits that could be significant.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Principles of Consolidation: (continued)

Vionic Group LLC is under common control and based on the relationship of business activities between VINT and VCG and the Company, the Company has determined that VINT and VCG are considered VIEs, with the Company being the primary beneficiary. Consequently, the Company has included the accounts of VINT and VCG in the accompanying consolidated financial statements.

All significant intercompany balances and transactions have been eliminated in consolidation.

Acquisition from Entities under Common Control:

Business combinations arising from transfers of interests in entities that are under the control of the member that controls Vionic Group LLC are excluded from the scope of ASC 810, and are accounted for as if the acquisition had occurred at the beginning of the earliest comparative period presented or, if later, at the date that common control was established. The assets and liabilities acquired from entities under common control are recognized at the carrying amounts recognized previously in Vionic Group LLC’s controlling member’s consolidated financial statements. The components of equity of the acquired entities are added to the same components within Vionic Group LLC equity.

Revenue Recognition:

The Company recognizes revenue from product sales (1) upon transfer of title, which usually occurs at the time of shipment provided that the Company has received a signed purchase order, (2) the price is fixed or determinable and (3) collection of the resulting receivable is reasonably assured. Revenue is presented net of sale discounts, rebates and other allowances.

Cost of Revenue:

Cost of revenue consists primarily of direct costs, including cost of foot care and footwear products sold to customers, certain licensing fees and shipping and handling costs.

Distribution Costs:

Distribution costs consist primarily of all warehouse administrative related costs, including inventory handling and storage costs, and packing and labeling costs.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Shipping and Handling Costs:

Shipping and handling costs of $4,039,000 are included in cost of revenue in 2017. Amounts billed to customers for shipping are recorded as revenue.

Advertising Expense:

Expenditures for promotion and advertising are expensed as incurred and recorded as sales and marketing expenses. In 2017, the Company incurred $6,338,000 in advertising expense.

Cash and Cash Equivalents:

Cash and cash equivalents include demand deposits with banks and all highly liquid, short-term investments purchased with remaining maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates their fair value.

Restricted Cash:

Restricted cash as of December 31, 2017 consists of $100,000 pledged as collateral in accordance with an operating lease agreement.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. At December 31, 2017, the Company’s cash and cash equivalents are deposited with major financial institutions in the United States and the United Kingdom. At times, deposits held in the United States may be in excess of the amount of insurance provided by Federal Deposit Insurance Corporation on such deposits. As of December 31, 2017, cash and cash equivalents of $583,000 held in foreign institutions are not insured. To date, the Company has not experienced losses on its cash and cash equivalents.

Accounts receivable are recorded at the invoiced amount. The Company generally does not require collateral from customers. The allowances for sales returns, discounts and doubtful accounts are management’s best estimate of the amounts that will not be collectible in the Company’s existing accounts receivable. Historically, losses and adjustments have been within management’s expectations.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Inventory:

Inventory consists primarily of foot care and footwear products and is valued at the lower of cost or market, using standard cost, which approximates the first-in, first-out method. Inventory is stated net of any provisions for slow moving, obsolete or damaged items.

Property and Equipment:

Property and equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of two to five years. Leasehold improvements are recorded at cost and amortized over the lesser of the estimated useful life of the asset or the remaining lease term.

Deferred Borrowing Costs:

Deferred borrowing costs consist of loan fees and related expenses paid to a member in connection with a subordinated note payable. These costs are amortized using the effective interest method over the terms of the related debt and included in other assets in the accompanying consolidated balance sheet.

Leases:

Property and equipment purchased under capital leases and related lease liabilities are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. Assets under capital leases are depreciated ratably over their estimated economic lives. Interest expense relating to the lease obligations is recorded to result in a constant rate of interest over the term of the leases. Operating leases and related rentals are charged to expense as incurred.

Accounting for Impairment of Long-Lived Assets:

The Company periodically performs an impairment review of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying cost amount or fair value less cost to sell. No impairment losses were recorded in 2017.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Notes Receivable from Employee:

The Company entered into an unsecured note receivable with an employee in the amount of $635,700 in June 2014. Outstanding borrowings under the note included interest at the rate of 3% per annum through June 2019. The note required outstanding principal and all accrued interest be paid in full at the maturity date. In June 2017, he employee repaid the note in full and entered into an unsecured note receivable with the same terms in the amount of $686,000. At December 31, 2017, the balance of the note including principal and accrued, but unpaid interest was $698,716.

Income Taxes:

Income taxes based on the US Group income are the responsibility of the individual members; accordingly, no provision for income taxes is included in the accompanying consolidated financial statements. Members’ deficit reflected in the accompanying consolidated financial statements does not necessarily represent the members’ tax basis of their respective interests.

The US Group recognizes the income tax benefits of uncertain income tax positions only where the position is “more likely than not” to be sustained assuming examination by tax authorities. The US Group has analyzed the income tax positions and has concluded that no liability for unrecognized income tax benefits should be recorded related to uncertain income tax positions taken or expected to be taken in the US Group’s tax returns. The US Group does not anticipate any significant increases or decreases of unrecognized income tax benefits during the next twelve months.

The US Group recognizes interest and, if applicable, penalties for any uncertain income tax positions. Interest and penalty expense will be recorded as a component of income tax expense. No interest or penalties were recorded in 2017, or accrued for as of December 31, 2017.

The Company believes the tax years 2014 through 2017 remain open to examinations by the appropriate government agencies in the federal and state jurisdictions.

VCG is registered as an exempted company in the Cayman Islands and, therefore, is not subject to Cayman Islands income taxes for 20 years from the date of inception. VCG has no intention of conducting any business activities in the U.S.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Major Customers:

In 2017, the Company had two major customers representing 30% of revenue and 36% of accounts receivable at December 31, 2017. Major customers are defined as those generating revenue in excess of 10% of the Company’s consolidated annual net revenue.

Major Supplier:

The Company purchased 76% of its inventory from two suppliers in 2017. The Company owed
$13,819,000 to the major suppliers at December 31, 2017. A major supplier is defined as a supplier that provides more than 10% of the Company’s annual inventory purchases. The Company’s purchases are made pursuant to agreements without guaranteed minimum quantities. If necessary, management believes alternative sources could be obtained to supply inventory without disrupting operations.

Fair Value Measurements:

The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with those financial instruments.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Fair Value Measurements: (continued)

An instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. At December 31, 2017, the Company held derivative instruments with a fair value asset of $17,489. The Company’s derivative instruments have been valued using internally developed models by the derivative counterparty that use readily observable market parameters and are classified within Level 2 of the fair value hierarchy as of December 31, 2017.

Derivative Instruments:

The Company enters into derivative financial instruments from time to time, but does not use them for trading or speculative purposes. Foreign currency swap agreements are used to reduce the potential impact of decreases in the value of the U.S. dollar on supplier payments. The change in fair value is included in the fair value of cash flow hedge derivatives in the consolidated financial statements after taking into consideration offsetting increases or decreases in the fair value of contracts with the same counterparties. When the contract is terminated or matures, the Company records a realized gain or loss equal to the difference between the value of the contract at the time it was entered into (generally zero) and the value at the time it was terminated or matured.

All derivative instruments are recognized in the accompanying consolidated balance sheet and are measured at fair value. Derivatives that do not qualify for hedge treatment are recorded at fair value with gains or losses recognized in operations in the period of change.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking the hedge (Note 7). This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument’s effectiveness in hedging the exposure to the hedged transaction’s variability in cash flows attributable to the hedged risk will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows or fair values of hedged items. The Company discontinues hedge accounting if a derivative is not determined to be highly effective as a hedge or has ceased to be a highly effective hedge.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Use of Estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the balance sheet date, and reported amounts of revenue and expenses during the reporting period. Key estimates included in the consolidated financial statements include allowances for allowance for doubtful accounts and customer returns, inventory allowance, estimated useful lives of property and equipment, impairment of long-lived assets, certain accrued expenses and liabilities, and fair value of financial instruments. Actual results could differ from those estimates.

Recent Accounting Pronouncements Not Yet Effective:

Revenue:

In May 2014, the FASB issued ASC Topic 606, Revenue from Contracts with Customers. This standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers to reflect the consideration to which the entity expects to be entitled to in exchange for those goods and services.

The standard will replace most existing revenue recognition guidance generally accepted in the United States of America. Topic 606 is effective for the Company as of January 1, 2019, and permits the use of either a retrospective or cumulative effect transition method. The Company has not selected a transition method and is currently evaluating the effect Topic 606 will have on its consolidated financial statements and related disclosures.

Leases:

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases. This standard requires all entities that lease assets with terms of more than 12 months to capitalize the assets and related liabilities on the balance sheet.

The standard is effective for the Company as of January 1, 2020 and requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect ASU 2016-02 will have on its consolidated financial statements and related disclosures. Management expects the assets leased under operating leases, similar to the leases disclosed in Note 8 to the consolidated financial statements, will be capitalized together with the related lease obligations on the balance sheet upon the adoption of ASU 2016-02.

Vionic Group LLC
Notes to Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Subsequent Events:

Subsequent events have been evaluated through the date of the independent auditors’ report which is the date the consolidated financial statements were approved by the Company and available to be issued.

3.	Accounts Receivable

Accounts receivable is comprised of the following as of December 31, 2017:

Accounts receivable	$27,125,283
Less allowances	3,506,391
$23,618,892

Accounts receivable allowances are comprised of the following as of December 31, 2017:

Customer returns	$2,677,262
Customer discounts	603,084
Doubtful accounts and credit card chargebacks	226,045
$3,506,391

4.	Inventory

Inventory is comprised of the following at December 31, 2017:

Finished goods	$17,884,551
Inventory in-transit	11,281,677
29,166,228
Less reserve for obsolete inventory	43,915
$29,122,313

Vionic Group LLC
Notes to Consolidated Financial Statements

5.	Property and Equipment

Property and equipment is comprised of the following at December 31, 2017:

Construction in process	$5,167,566
Office equipment	1,597,725
Leasehold improvements	703,931
Furniture and fixtures	382,733
Software and website	355,849
Vehicles	15,311
8,223,115
Less accumulated depreciation and amortization	1,274,060
$6,949,055

6.	Deferred Borrowing Costs

Deferred borrowing costs are comprised of the following at December 31, 2017:

Deferred borrowing costs	$1,378,092
Less accumulated amortization	956,957
$421,135

7.	Derivative Instruments

The Company records all derivatives at fair value on the consolidated balance sheet. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

Vionic Group LLC
Notes to Consolidated Financial Statements

7.	Derivative Instruments (continued)

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in operations. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in members’ deficit and subsequently reclassified to operations when the hedged transaction affects earnings. The ineffective portion of changes in the fair value of the derivative is recognized directly in operations. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in operations.

The Company’s objective in using derivatives is to add stability to supplier payments and to manage its exposure to foreign currency movements or other identified risks. To accomplish this objective, the Company primarily uses foreign currency swaps as part of its cash flow hedging strategy.

As of December 31, 2017, the Company has entered into two forward-starting foreign exchange rate swaps with a total notional amount of $17,489, with foreign exchange rates ranging from Chinese Yuan (CNY) $6.5412 to CNY $6.6345 for every U.S. dollar and settlement dates in January 2018.

In 2017, such derivatives were used to hedge the variable cash flows associated with seasonal supplier payments. At December 31, 2017, “out-of-the money” derivatives with a net fair value of $17,489 were included in accrued expenses and other current liabilities. The change in net unrealized loss of $74,506 in 2017 for derivatives designated as cash flow hedges is separately reported in the consolidated statement of comprehensive income). As of December 31, 2017, all of the Company’s hedges are designated as cash flow hedges.

Vionic Group LLC
Notes to Consolidated Financial Statements

8.	Commitments

Lease Commitments:

The Company leases its office facilities in San Rafael, California, New York, New York, Norwich, England and Hong Kong, China under non-cancelable operating lease agreements expiring at various dates through June 2024. The Company also leases software under a capital lease agreement with an expiration date through May 2020. The Company recognizes rent on a straight-line basis over the term of the leases.

The Company is responsible for utilities, property taxes and insurance under the office leases. A lease agreement contains scheduled rent increases over the lease term. The related rent expense for this lease is calculated on a straight-line basis with the difference recorded within other liabilities. Rent expense was $1,071,000 in 2017.

Future minimum rental payments under the non-cancelable leases are as follows for years ending December 31:

	Capital Leases	Operating Leases
2018	$427,344	$1,755,000
2019	427,344	1,908,000
2020	157,166	1,962,000
2021	—	1,979,000
2022	—	1,974,000
Thereafter	—	1,977,000
	1,011,854	$11,555,000
Less amount representing interest	74,567
Present value of future minimum lease payments	937,287
Less current portion	400,726
Non-current portion	$536,561

Vionic Group LLC
Notes to Consolidated Financial Statements

8.	Commitments (continued)

License Agreement:

In December 2008, the Company entered into an agreement to license certain names, images, trademarks and likenesses to be used in branding and marketing certain products. The agreement was amended in December 2014, to extend the agreement through December 2018. The agreement will automatically extend for additional three-year terms if not terminated by either party with a 3% increase to future minimum royalty payments each year thereafter. The agreement provides for the Company to make royalty payments calculated as a percentage of net proceeds derived from products using licensed materials in North and South America, subject to certain minimums. Future minimum royalty payments are payable in fixed installments at the end of each calendar quarter. The Company paid $1,089,000 under the license agreement in 2017, based on net sales, and/or minimum royalty payments, as defined in the agreement. The Company accrued $84,000 in royalty payments as of December 31, 2017. The Company has future minimum royalty payments of $1,157,000 for 2018.

In connection with the agreement, the Company issued the licensor a warrant to purchase a number of Class A membership units equal to 4% of the Class A units outstanding at the time of exercise for $0.01 per unit. The warrant was immediately exercisable and expires upon termination of the agreement. In December 2014 in connection with an amendment to the agreement, the Company repurchased 50% of the outstanding warrant representing 2% of the Class A units outstanding for $2,750,000.

Purchase Commitments:

At December 31, 2017, the Company had entered into several purchase agreements with vendors with aggregate outstanding open purchase orders of $41,779,000 to be fulfilled in 2018.

9.	Financing Arrangements

Credit Agreements:

In September 2013, the Company entered into a credit agreement (2013 Agreement) with a commercial bank that allowed for borrowings up to $30,000,000. The Company was required to make interest-only payments through the expiration date of the agreement on October 6, 2017. Outstanding borrowings under the line of credit bore interest at the greater of the London Interbank Interest Rate (LIBOR) plus 2.00% or the sum of the commercial bank’s prime rate per annum.

Vionic Group LLC
Notes to Consolidated Financial Statements

9.	Financing Arrangements (continued)

Credit Agreements: (continued)

In December 2014, the Company amended the 2013 Agreement to add a term loan of $2,750,000, of which was fully drawn down in 2014. The term loan required 36 monthly payments of $76,000 plus accrued interest at the greater of the LIBOR plus 2.5% or the sum of the commercial bank’s prime rate per annum.

In May 2016, the Company entered into a third amendment of the 2013 Agreement to waive certain financial debt covenant breaches and reduce the available borrowings under the revolving line of credit to $27,000,000 through December 31, 2016. Effective January 1, 2017, available borrowings were increased to $30,000,000 as a result of the Company meeting certain financial debt covenants.

In July 2017, the Company repaid all outstanding borrowings under the line of credit and term loan and terminated the 2013 Agreement.

In July 2017, the Company entered into a credit agreement (2017 Agreement) with a commercial bank that allows for borrowings up to $35,000,000 under a line of credit. The Company is required to make interest-only payments through the expiration date of the agreement on July 17, 2019. Outstanding borrowings under the line of credit bear interest at LIBOR plus 2.00% (2.81% as of December 31, 2017). At December 31, 2017, the outstanding balance on the line of credit was $24,131,979.

Borrowings are collateralized by all of the Company’s assets. The credit facility requires the Company to meet certain financial and non-financial covenants. At December 31, 2017, the Company was not in compliance with certain non-financial covenants under the 2017 Agreement. In July 2018, the commercial bank waived its right to accelerate payment.

Letter of Credit:

The Company has a commitment from a commercial bank to issue letters of credit not to exceed
$1,000,000 under its line of credit. In December 2017, the letter of credit was amended to increase the amount to $2,000,000.

Vionic Group LLC
Notes to Consolidated Financial Statements

9.	Financing Arrangements (continued)

Subordinated Senior Note Payable to Member:

In October 2012, the Company entered into a Subordinated Senior Note Payable (Senior Note) with an investment firm that is a member in the amount of $20,650,000 in connection with a financing arrangement. Outstanding borrowings under the Senior Note bear interest at the rate of 3.5% per annum, compounding annually, and payable quarterly. The Senior Note requires interest only payments through November 2019, at which time the outstanding principal balance, along with any accrued interest, will be due. The Senior Note may be prepaid at any time, with the approval of the investment firm, without penalty. As of December 31, 2017, outstanding borrowings under the Senior Note were $20,650,000.

The Senior Note is unsecured and is subordinated to the line of credit. In addition, the Company must comply with certain affirmative and negative covenants, including certain financial covenants. The Company believes it has complied with all covenants under the agreement as of December 31, 2017.

Subordinated Junior Note Payable to a Related Party:

The Company has a Subordinated Junior Note Payable (Junior Note) outstanding to a related party of a member that allows for borrowings of up to $6,000,000. The Junior Note is unsecured, does not bear interest and included a maturity date of December 31, 2013, although the Junior Note automatically renews for successive two-year terms unless the member gives notice of intent not to extend the Junior Note. Outstanding borrowings under the Junior Note were $4,499,445 at December 31, 2017. The Junior Note is subordinated to the Senior Note and the Company cannot repay the Junior Note without approval from the investment firm. The Company may request additional borrowings from the member, although the lender has sole discretion as to whether additional requests will be funded. The Company imputed interest on the outstanding borrowings under the note and recorded $274,000 of interest expense in 2017, which was also treated as contributed capital by the member and recorded in members’ deficit.

Unsecured Intercompany Note Payable:

In October 2012, VCG entered into an unsecured note payable in the amount of $20,058,500 with the Company in connection with the acquisition of intangible assets, consisting of contingent patents and license rights, from entities under common control (Note 10). Outstanding borrowings under the note were $17,323,250 at December 31, 2017, which were eliminated in consolidation.

Vionic Group LLC
Notes to Consolidated Financial Statements

10.	Members’ Interests

US Group:

The Company has the authority to issue an unlimited number of units, including Class A units, Class B units and preferred units. For the purposes of allocation of income (loss), the US Group is divided into Class A and Class B business units. The Class A business unit refers to the Company’s consumer footwear brands, including Orthaheel, Vionic and Dr. Weil Integrative Footwear, which are sold primarily to customers through retailers, catalogs and websites, including the Company’s own website. The Class B business unit refers to the Company’s line of orthotics and orthotic footwear, generally under the Vasyli Medical brand, which are targeted specifically at medical and allied medical professionals and are generally sold exclusively through medical channels by authorized distributors and resellers. If at any time the ownership percentages among Class A and Class B members are different, the Company’s revenue, expenses, assets and liabilities will be allocated to the appropriate business unit based on management’s judgment.

With the exception of the preferred membership interest in the Company, the rights, preferences, privileges and restrictions of the Company and VINT are materially equivalent, unless otherwise defined below:

Voting:

All Class A and Class B members are entitled to vote at any meetings of the members in proportion to their membership interest. Preferred members do not have voting rights. The Board of Managers is comprised of five members.

Allocation of Income (Loss):

Income and loss from Class A and Class B business units is first allocated to preferred members in an amount equal to their preferred return, which represents an annual accreted return of 3.5% compounding annually, on the outstanding balance of preferred members’ capital. Any remaining income from the Class A business unit will be allocated to Class A members in proportion to their membership interests and any remaining income from the Class B business unit will be allocated to Class B members in proportion to their membership interests.

Vionic Group LLC
Notes to Consolidated Financial Statements

10.	Members’ Interests (continued)

US Group: (continued)

Distributions:

The operating agreement for the US Group provides for both mandatory and discretionary cash and in-kind property distributions during the term of the agreement. Mandatory tax distributions are required each quarter based on the highest United States federal and applicable state income tax rates. The Company may pay such withholding amounts in respect to distributions directly to the related federal or state government agency on behalf of the non- United States members. The Board of Managers of the Company may direct distributions derived from cash from operations or capital transactions to be made in the following order: (a) to preferred members for their respective preferred return, (b) to preferred members in the US Group up to their outstanding preferred member capital account balance, (c) to repay the Senior Note (Note 9), (d) to repay the Junior Note (Note 9), (e) to certain Class A and Class B members for return of capital, (f) to repay an amount equal to the repurchased Weil warrant redemption amount, as defined in the operating agreement, to the incoming member and historical members, excluding the majority member, based on the respective sharing ratio, (g) to repay up to $6,250,000 to the incoming member and historical members based on the respective sharing ratio, and (h) any remaining funds available to be distributed that were derived from the Class A and Class B business units may be distributed to Class A and Class B members, respectively, in proportion to their interest.

The Board of Managers of the US Group may also direct distributions out of capital proceeds including (a) the financing or refinancing of any mortgage on or security interest in any Class A or Class B business assets of the Company, (b) the sale or exchange of any Class A or Class B business assets outside of the ordinary course of business, (c) any casualty resulting in insurance proceeds, and (d) any reserves previously set aside from capital proceeds which are deemed available for distribution by the Board of Managers, over the sum of all expenditures attributable to any transaction giving rise to such proceeds and all reserves retained in the reasonable discretion of the Board of Managers for use by the Company. Such distributions will be directed in the same order as detailed above for the US Group.

Vionic Group LLC
Notes to Consolidated Financial Statements

10.	Members’ Interests (continued)

US Group: (continued)

Distributions: (continued)

The Board of Managers of VINT may direct distributions derived from cash from operations to be made in the following order: (a) to preferred members for their respective preferred return of the Company, (b) to preferred members up to their outstanding preferred member capital account balance of the Company, (c) to preferred members in VCG up to their outstanding preferred member capital account balance, and (d) any remaining funds available to be distributed that were derived from the Class A and Class B business units may be distributed to Class A and Class B members, respectively, in proportion to their interest.

Distributions upon the final liquidation of the Company will be directed in the same order as detailed above for the US Group, after payment of third-party debts and liabilities, and expenses of liquidation, excluding member related indebtedness.

VCG Holdings Ltd.:

VCG is authorized to issue 300,000,000 shares which comprise of preferred and common stock with $1.00 par value.

In October 2012, VCG entered into a Contribution and Purchase and Sale Agreement with entities under common control to issue 799 shares of common stock and cash proceeds from an unsecured note payable from the Company totaling $20,058,500 in exchange for the acquisition of intangible assets, consisting of contingent patents and license rights (Note 9). The transaction was considered a transaction between entities under common control. As a result, at the date of the transaction the carrying value of the intangible assets by the contributing entities under common control were deemed immaterial and no amount was recorded for the related intangible assets or common stock issuance.

Vionic Group LLC
Notes to Consolidated Financial Statements

10.	Members’ Interests (continued)

VCG Holdings Ltd.: (continued)

Concurrently, VCG entered into a Share Purchase Agreement with an investment firm to issue 1,591,496 shares of Class A preferred stock (Class A), 4 shares of Class B2 preferred stock and 42.2 shares of common stock to an incoming member in exchange of cash of $1,591,496, $4, and $675,000, respectively, equal to 5% of the fully diluted outstanding stock on issue.

11.	Employee Benefit Plan

The Company established a 401(k) plan under which employees may contribute a portion of their compensation to the plan, subject to certain limitations under the Internal Revenue Code. The Company’s contributions to the plan are at the discretion of the Board of Managers of the US Group. The Company made matching contributions of $75,000 in 2017.

12.	Related Party Transactions

In connection with the Senior Note (Note 9) and the sale of membership interest (Note 10), the Company paid a member $300,000 in management and consulting fees in 2017. At December 31, 2017, $75,000 was included in accrued expenses and other current liabilities related to management and consulting fees.

In November 2017, the Company entered into a related party note receivable in the amount of $2,000,000 with a member and chief executive officer. The note accrues interest at the rate of 3% per annum on the unpaid principal balance and matures in December 2020. The note requires outstanding principal and all accrued interest be paid in full at the maturity date. At December 31, 2017, the balance of the note was $2,000,000.